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                                                          For Immediate Release

                                                          Contacts:
                                                          MEDIA
                                                          Christy Beckmann
                                                          (847) 938-9725
                                                                -or-
                                                          Melissa Brotz
                                                          (847) 935-3456

                                                          FINANCIAL COMMUNITY
                                                          John B. Thomas
                                                          (847) 938-2655

ABBOTT LABORATORIES TO ACQUIRE PHARMACEUTICAL BUSINESS OF BASF,
INCLUDING GLOBAL KNOLL OPERATIONS

    - $6.9 BILLION ACQUISITION WILL ENHANCE ABBOTT'S GLOBAL PHARMACEUTICAL INFRASTRUCTURE, INCREASE PHARMACEUTICAL R&D SPENDING AND
                      ADD KEY PRODUCTS AND TECHNOLOGIES -

     Abbott Park, Ill., Dec. 15, 2000 -- Abbott Laboratories (NYSE:ABT) and BASF (NYSE: BF) today announced that the companies have entered into a definitive agreement for Abbott to acquire the pharmaceutical business of BASF, which includes the global operations of Knoll, enhancing Abbott's global pharmaceutical business and enabling Abbott to broaden its global infrastructure, acquire late-stage and marketed products, increase its pharmaceutical R&D spending significantly and access leading monoclonal antibody technologies.

                                    -more-

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ABBOTT LABORATORIES TO ACQUIRE PHARMACEUTICAL BUSINESS OF BASF,
INCLUDING GLOBAL KNOLL OPERATIONS
PAGE 2


     Under terms of the agreement, Abbott will pay $6.9 billion in cash (7.8 billion euros) for the pharmaceutical business of BASF, which includes the global operations of Knoll. Subject to approval by regulatory agencies and customary closing conditions, the transaction is expected to be completed in the first quarter of 2001.

     Excluding the impact of one-time charges, on a diluted earnings per share basis, Abbott expects the acquisition will result in a $0.12 dilution
in 2001, and be accretive thereafter.   The acquisition will be financed
through a combination of internal cash resources and external borrowings.

     "Our acquisition of BASF's pharmaceutical business is an excellent strategic fit that demonstrates Abbott's commitment to our global pharmaceutical business and offers significant synergies," said Miles D. White, chairman and chief executive officer of Abbott. "BASF Pharma enhances Abbott's position as a global pharmaceutical company through increased sales, greater pharmaceutical research and development capacity, and a solid commercial business, in particular across Europe and in Japan. Importantly, the acquisition will also bring leading monoclonal antibody technology, and a strong research presence in immunology with a high-potential product, D2E7 for rheumatoid arthritis."

                                    -more-

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ABBOTT LABORATORIES TO ACQUIRE PHARMACEUTICAL BUSINESS OF BASF,
INCLUDING GLOBAL KNOLL OPERATIONS
PAGE 3


     According to Juergen F. Strube, chairman of the Board of Executive Directors of BASF, the sale to Abbott is a logical development. "In recent years we have thoroughly investigated all conceivable options for the future of our pharmaceutical business and are now convinced that this business has greater chances of success with Abbott, a large, globally operating
pharmaceutical manufacturer.   The proceeds from the sale give BASF the
ability to strengthen its core businesses through investment and focused acquisitions for continued profitable growth."

     The acquisition of the BASF Pharma business complements the product portfolio in several of Abbott's core franchises, including metabolic diseases and pain management. It also gives Abbott best-in-class research and manufacturing capabilities at the Worcester, Mass., facility, where outstanding scientists are focused on advanced monoclonal antibody programs for the development of drugs with application for autoimmune and inflammatory diseases such as rheumatoid arthritis and Crohn's disease.

     BASF Pharma employs approximately 10,700 people worldwide, is expected to have sales of $2.1 billion or 2.6 billion euros in 2000, and operates in the fields of metabolic, autoimmune disease and pain relief. Its top selling products include Synthroid-Registered Trademark- for the treatment of thyroid insufficiency, Rythmol-TM-/Rytmonorm-Registered Trademark- for arrhythmia and Meridia-TM-/Reductil-Registered Trademark- for the management of obesity.

                                    -more-

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ABBOTT LABORATORIES TO ACQUIRE PHARMACEUTICAL BUSINESS OF BASF,
INCLUDING GLOBAL KNOLL OPERATIONS
PAGE 4


     Abbott Laboratories is a global, diversified health care company devoted to the discovery, development, manufacture and marketing of pharmaceutical, diagnostic, nutritional and hospital products. The company employs 60,000 people and markets its products in more than 130 countries. In 1999, the company's sales and net earnings were $13.2 billion and $2.4 billion, respectively, with diluted earnings per share of $1.57.

     Abbott's news releases and other information are available on the company's web site at www.abbott.com. Today at 9 AM EST, Abbott will webcast its live analysts' presentation, which will be archived through Dec. 22.

               PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 --
                 A CAUTION CONCERNING FORWARD-LOOKING STATEMENTS
     SOME OF THE STATEMENTS MADE IN THIS NEWS RELEASE, PARTICULARLY THOSE WITH RESPECT TO EARNINGS PROJECTIONS, FINANCIAL CONDITION, RESULTS OF OPERATIONS, BUSINESS STRATEGIES, OPERATING EFFICIENCIES OR SYNERGIES, COMPETITIVE POSITIONS, GROWTH OPPORTUNITIES FOR EXISTING PRODUCTS, AND PLANS AND OBJECTIVES OF MANAGEMENT ARE FORWARD-LOOKING STATEMENTS FOR PURPOSES OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ABBOTT CAUTIONS THAT THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE INDICATED IN THE FORWARD-LOOKING STATEMENTS. ECONOMIC, COMPETITIVE, GOVERNMENTAL, TECHNOLOGICAL AND OTHER FACTORS THAT MAY AFFECT ABBOTT'S OPERATIONS ARE DISCUSSED IN EXHIBIT 99.1 OF OUR 1999 FORM 10-K AND IN OUR PERIODIC REPORTS ON FORM 10-Q AND FORM 8-K, WHICH ARE INCORPORATED BY REFERENCE. WE UNDERTAKE NO OBLIGATION TO RELEASE PUBLICLY ANY REVISIONS TO FORWARD-LOOKING STATEMENTS AS THE RESULT OF SUBSEQUENT EVENTS OR DEVELOPMENTS.

                                      ###

     The contact for questions at Abbott Laboratories for media outside the United States is Laureen Cassidy (++ 44 781 842 7948) or 847-938-7743.

     The contact for media questions at BASF is Michael Grabicki, telephone +49 (621)60-99938, Fax +49(621)60-20129. Mail: michael.grabicki@basf-ag.de.
The BASF web site is www.basf.com.